AMENDMENT TO
                     CUSTODY, ADMINISTRATION AND ACCOUNTING
                               SERVICES AGREEMENT

     This Amendment effective the 27th day of June, 2007 to the Custody, Administration and Accounting Services Agreement effective as of the 1st day of October, 2003 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article VI, Section 12d of the Agreement, the Trust and Mellon wish to amend the Agreement add two new Funds to the series;

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

4. The Trust and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                     MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                                     By:      /s/ BARBARA A. MCCANN
                                     Name:    Barbara A. McCann
                                     Title:   Secretary and Vice President


                                     MELLON BANK, N.A.
                                     By:      /s/ CANDICE WALKER
                                     Name:    Candice Walker
                                     Title:   Vice President

                                   APPENDIX A
                                  LIST OF FUNDS

                        (Amended Effective June 27, 2007)

Mellon Equity Large Cap Growth Fund
Mellon Equity Micro Cap Fund
Mellon Institutional Market Neutral Fund
Newton International Equity Fund

The Boston Company Emerging Markets Core Equity Fund
The Boston Company International Core Equity Fund
The Boston Company International Core Equity Fund II
The Boston Company International Small Cap Fund
The Boston Company Large Cap Core Fund
The Boston Company Small Cap Growth Fund
The Boston Company Small/Mid Cap Equity Fund (formerly The Boston Company
                Small Capitalization Equity Fund)
The Boston Company Small Cap Value Fund
The Boston Company Small Cap Value Fund II
The Boston Company Tax Sensitive Small Cap Equity Fund
The Boston Company World ex-US Value Fund (formerly The Boston Company
                International Value Opportunities Fund)

Standish Mellon Intermediate Tax Exempt Bond Fund
Standish Mellon International Fixed Income Fund
Standish Mellon International Fixed Income Fund II
Standish Mellon Fixed Income Fund
Standish Mellon Global Fixed Income Fund
Standish Mellon High Yield Bond Fund
Standish Mellon Yield Plus Fund

                                               /s/ BARBARA A. MCCANN
                                               Barbara A. McCann
                                               Secretary and Vice President